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                                                                    Exhibit 24.1
                                                                    ------------

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Penton Media, Inc., a Delaware corporation, hereby constitutes and appoints Thomas L. Kemp, Daniel J. Ramella, Joseph G. NeCastro and Preston L. Vice, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") one or more Registration Statement(s) on Form S-3 relating to the registration for sale of common stock, $0.01 par value per share, of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

                  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

                  Executed as of this 24th day of August 2000.

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
/s/ Thomas L. Kemp                  /s/ Anthony Downs                  /s/ Edward J. Schwartz
-----------------------             -------------------------          ------------------------
Thomas L. Kemp                      Anthony Downs                      Edward J. Schwartz
Chief Executive Officer             Director                           Director
  & Director


/s/ Joseph G. NeCastro              /s/ William J. Friend              /s/ Don E. Schultz
-----------------------             -------------------------          ------------------------
Joseph G. NeCastro                  William J. Friend                  Don E. Schultz
Chief Financial Officer             Director                           Director


/s/ Jocelyn A. Bradford             /s/ R. Douglas Greene              /s/ Richard B. Swank
-----------------------             -------------------------          ------------------------
Jocelyn A. Bradford                 R. Douglas Greene                  Richard B. Swank
Vice President/Controller           Director                           Director


/s/ Paul W. Brown                   /s/ King W. Harris                 /s/ William B. Summers
-----------------------             -------------------------          ------------------------
Paul W. Brown                       King W. Harris                     William B. Summers
Director                            Director                           Director


/s/ David B. Nussbaum               /s/ Daniel J. Ramella              /s/ John J. Meehan
------------------------            -------------------------          ------------------------
David B. Nussbaum                   Daniel J. Ramella                  John J. Meehan
Director, Executive Vice            Director                           Director
President and Group President
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